Exhibit T3A.2.10

GDS, INC.

ARTICLES OF INCORPORATION

FIRST: THE UNDERSIGNED, James J. Winn, Jr., whose address is 110 Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:

GDS, INC.

THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to any other business at the time or theretofore engaged in by the Corporation.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. Said resident agent is a Maryland corporation.

SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 100,000 shares of Common Stock of a par value of $1.00 per share, amounting in the aggregate to $100,006.

SEVENTH: The number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

Jerome A. Weinberger, Frederick W. Barney, James D. McClimans

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(1)    The Corporation shall indemnify its directors and officers to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of related expenses, upon a determination by the Board of Directors or independent legal counsel (who may be regular counsel for the Corporation) made in accordance with applicable statutory standards; and, upon authorization by the Board of Directors, may indemnify other employees or agents to the same extent.

(2)    The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the Statue of Maryland now or hereafter in force.

NINTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on January 23, 1981.

WITNESS:

[ILLEGIBLE]	[ILLEGIBLE]

GDS, INC.

ARTICLES OF AMENDMENT

GDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking our Article Second of the Articles of Incorporation and inserting in lieu thereof the following:

“SECOND: The name of the corporation is: GDF, INC.”

SECOND: The board of directors of the Corporation, by unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

THIRD: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 2-505 of Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders meetings.

FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

IN WITNESS WHEREOF, GDS, INC. has caused these presents to be signed in its name and on behalf of its President and attested by its Secretary on June 15, 1982.

GDS, INC.
By	/s/ Alvin F. Towle
President
Alvin F. Towle

ATTEST:

By	/s/ Carl L. Jesina
Carl L. Jesina Asst. Secretary

THE UNDERSIGNED, President of GDS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respect, under the penalties of perjury.

/s/ Alvin F. Towle
President Alvin F. Towle

DOMESTIC CORPORATIONS

STATEMENT OF CHANGE OF THE POST OFFICE ADDRESS OF THE RESIDENT AGENT AND OF PRINCIPAL OFFICE

State Department of Assessments and Taxation
301 West Preston Street
Baltimore, Maryland 21201

Pursuant to the provisions of the Annotated Code of Maryland, Section 2-108(c), Corporations and Associations Article, THE CORPORATION TRUST INCORPORATED hereby gives notice to the State Department of Assessments and Taxation:

That the address of THE CORPORATION TRUST INCORPORATED, the resident agent for each of the domestic corporations named in the list attached hereto and made a part hereof, has been changed

FROM:	First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201

TO:	32 South Street, Baltimore, Maryland 21202

For those domestic corporations on the attached list having an asterisk following their name, THE CORPORATION TRUST INCORPORATED is furnishing only the resident agent, and not the principal office. Therefore, for such corporations, this document is changing only the post office address of the resident agent.

That the principal office of each of such corporations not having their name followed by an asterisk has been charged

FROM:	c/o THE CORPORATION TRUST INCORPORATED First Maryland Building 25 South Charles Street Baltimore, Maryland 21201

TO:	c/o THE CORPORATION TRUST INCORPORATED 32 South Street, Baltimore, Maryland 21202

That the post office address of the principal office of each of said corporations not having their name followed by an asterisk is the same as the post office address of the resident agent.

Written notice of the above change in principal office and/or address of resident agent has been sent to each of the named corporations by THE CORPORATION TRUST INCORPORATED, as resident agent of each of the said corporations.

The change of the post office address of the resident agent and/or of the principal office of each of the corporations named shall become effective upon the date of filing of this certificate in the office of the State Department of Assessments and Taxation.

[ILLEGIBLE]	THE CORPORATION TRUST INCORPORATED
(Resident Agent)

	By	/s/ JAMES D. GRIGSBY
JAMES D. GRIGSBY Vice President